UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 31, 2018

Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55772	47-4871012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (Address of principal executive offices)

(949) 852-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.
Termination of the Primary Offering
Steadfast Apartment REIT III, Inc. (the “Company”) commenced its initial public offering of up to $1,300,000,000 in shares of common stock on February 5, 2016. In its initial public offering, the Company offered up to $1,000,000,000 in shares of common stock to the public in the primary offering, and up to $300,000,000 in shares of common stock pursuant to the Company’s distribution reinvestment plan, consisting of Class A common shares, Class R common shares and Class T common shares. On August 31, 2018, the Company terminated its primary offering of up to $1,000,000,000 in shares of common stock. As of August 31, 2018, the Company had received and accepted investors’ subscriptions for and issued 3,460,167 shares of Class A common stock, 471,579 shares of Class R common stock and 4,532,864 shares of Class T common stock in the Company’s public offering, resulting in gross offering proceeds of approximately $203,580,011, including $6,147,126 in shares issued pursuant to the Company’s distribution reinvestment plan. Following the termination of the primary offering, the Company continues to offer shares of its common stock pursuant to its distribution reinvestment plan. As of August 31, 2018, approximately 46,248,280 shares of the Company’s common stock remained available for sale to the public pursuant to the distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	September 4, 2018	By:	/s/ Kevin J. Keating______________
Kevin J. Keating
Chief Financial Officer and Treasurer